Joint Partnership Agreement

Agreement no.: 048/AGR/HEHA/I/2019

This JOINT PARTNERSHIP AGREEMENT (the "AGREEMENT") is entered into on this 2nd of January, 2019, by and between:

HEHA PTE. LTD., a company incorporated and existing under the laws of the Republic of Singapore, with registration number 201539026N and having its registered office at 101 Cecil Street #08-09/10 Tong Eng Building Singapore 069533 (hereinafter referred to as "HEHA")

and

REPUBLIC POWER PTE. LTD., a company incorporated and existing under the laws of the Republic of Singapore, with registration number 201500006G and having its registered office at 101 UPPER CROSS STREET #07-10 PEOPLE'S PARK CENTRE SINGAPORE (058357) (hereinafter referred to as "RP")

Hereafter, both of the above PARTIES shall be referred to as the PARTIES, interchangeably, for the purposes of the AGREEMENT.

In accordance with the terms, conditions, and covenants of this AGREEMENT, the PARTIES shall:

1. Form a joint PARTNERSHIP (the JOINT PARTNERSHIP) for the purpose of:

   The possibility of working together, primarily in the area of providing business, project and financial consultancy, for a project "PENGADAAN PERALATAN INTEL SUMBER PEMBIAYAAN KREDITOR SWASTA ASING (KSA) T.A. 2016 (the "PROJECT") in Indonesia (the "TERRITORY") that HEHA has knowledge of, which will be put up for tender by the Indonesian National Police (the "INP")

2. PARTIES agree to put their best effort to pursue and get awarded with the PROJECT.

3. The PROJECT value is USD 49.780.561 (*Forty-nine million seven hundred eighty thousand five hundred sixty-one dollar*)

4. The duration (the TERM) of the JOINT PARTNERSHIP shall expire on the expiry of the warranty period under the PROJECT or such other date as may be mutually agreed in writing by the PARTIES. Should this agreement is to be terminated, both parties should make a deal upon it and sign the termination agreement.

5. HEHA scope of work:
   HEHA will provide the necessary administrative documentation, financial, technical, and else, that may be required in support of the tender submission and all of the requirements until the PROJECT's completed.

6. RP scope of work:
   a. RP will provide advice to HEHA on all aspects of the tender and contractual requirement of the PROJECT.
   b. To be fully responsible and accountable for the execution (including day-to-day PROJECT management), obligations and liabilities of the PROJECT to ensure performance of the PROJECT.

7. HEHA shall be responsible for the performance, costs and obligation of warranty under the PROJECT.

8. RP shall be entitled to a fee for the services equivalent to USD 9.000.000 (*Nine million dollar*) (the "FEE").

9. Back-to-Back Basis

   RP acknowledges and agrees that this Agreement is entered into on a back-to-back basis with the Contract and hence it agrees to the following:
   a. that HEHA's liability to make payment of the FEE only arises upon the HEHA's receipt of payments from INP as set out in the Contract; and
   b. that HEHA shall in no way be liable to pay the FEE if HEHA did not received the payments from INP under the Contract.

10. Confidentiality

   a. Save as required by law or by order of court, each Party shall use its best endeavors to keep confidential, any information which it may acquire during the Term of this Agreement and not use or disclose such information without the consent of the other Party.
   b. The obligations of each Party contained in Clause 10 shall continue for a period of two (2) years from the date of termination of this Agreement and shall cease to apply to any information coming into the public domain otherwise than by breach by the recipient of the Confidential Information ("Receiving Party") of its obligations contained in this Agreement. Provided that nothing contained in Clause 10 shall prevent the Receiving Party from disclosing any such information to the extent required in or in connection with legal proceedings arising out of this Agreement or pursuant to an order of a court of competent jurisdiction or pursuant to the directive of any governmental or statutory authority.
   c. The restriction under this clause 10 shall not apply to any information that is required to be disclosed by law, the Sponsor of HEHA/RP or by any stock exchange or governmental or regulatory authority having jurisdiction over the Party required to disclose the information.

11. Notice

   Unless expressly stated otherwise in this Agreement, notices under this Agreement shall be in writing and may be delivered by hand, or by email, or by registered mail, to the addresses specified below:

If to HEHA:	HEHA PTE LTD 101 Cecil Street #08-09/10 Tong Eng Building Singapore 069533 Email: purchasing@hehalimited.com Attn: Mr. Wee Hwee Heng

If to RP:	REPUBLIC POWER PTE. LTD 101 Upper Cross Street #07-10 People's Park Centre Singapore 058357 Email: RAYMOND@REPUBLICPOWER.NET Attn: Loi Sai Bin

12. Any information, notice, commercial invoice or communications between the PARTIES hereto shall be made in writing in English language and sent by hand, ordinary or registered mail, by email immediately confirmed in writing by registered email.

    Notice will be deemed given:

    a. in the case of hand delivery or registered mail, upon written acknowledgement of receipt by an officer or other duly authorized employee, agent or representative of the receiving Party;
    b. in the case of ordinary mail, five (5) days after posting and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted; and
    c. in the case of electronic mail, at the time when the mail was sent and stored in the information system of the sender.

    Either Party may change its address by giving written notice to the other Party of such change.

13. Amendment and Severability

    None of the provisions herein may be varied or amended except by the written agreement of the Parties and signed by their respective authorized representatives thereof. In the event that any provision of this Agreement is found to by any court or administrative body of competent jurisdiction to be invalid, unenforceable or illegal for any reason, such invalidity, unenforceability or illegality shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

14. Force Majeure

    Neither Party will be liable for any delay or failure to perform its obligations pursuant to this Agreement as a result of any cause beyond its reasonable control; including but not limited to acts of God, unusually severe weather, fire floods, acts of governments, acts of terrorism, hostilities between nations, war, strikes, boycotts, lockouts, industrial and labor dispute, infectious diseases, epidemics as well as travel restrictions due to such events. If such delay or failure continues for at least 90 days or the minimum days stated in the Contract, whichever is shorter, either Party will be entitled to terminate this Agreement by notice in writing.

15. Waiver of Breach

    The waiver by either Party of a breach or default of any of the provisions of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or other provisions nor shall any delay or omission on the part of either Party to exercise or avail itself of any right power privileges that it has or may have hereunder operate as a waiver of any breach or default by the other Party.

16. The relationship between the Parties created by this Agreement shall be that of independent contractors, and nothing contained herein shall be construed as constituting a partnership, agency or relationship of employer and employee between the Parties.

17. Applicable Laws:
    a. Unresolved disputes resulting from this Agreement shall go to mediation before arbitration.
    b. This Agreement is governed by the laws of Singapore and the Parties hereby agree to be bound by the exclusive jurisdiction of the Singapore courts.
    c. Any dispute arising out of or in connection with this Agreement and/or in the performance of the Contract, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre ("SIAC Rules") for the time being in force, which rules are deemed to be incorporated by reference in this Article. The Tribunal shall consist of one (1) arbitrator to be appointed by the Chairman of the SIAC. The language of the arbitration shall be English, and the decision from the Arbitration shall be final and binding on the Parties.

18. A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act (Chapter 53B) to enforce any of its terms which might otherwise be interpreted to confer such rights to such persons. No consent of any third party is required for any variation or termination of this Agreement.

19. This Agreement may be signed by any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart and each counterpart may be signed and executed by the parties hereto and transmitted by electronic mail transmission and shall be as valid and effective as if executed as an original.

IN WITNESS WHEREOF this Agreement has been entered on the day and year first above written.

HEHA PTE. LTD.

By: ______________________________
Authorized Signature and Company Stamp

Name: **Fajar Sofyan**

Title: **Director**

REPUBLIC POWER PTE. LTD

By: ______________________________
Authorized Signature and Company Stamp

Name: Loi Sai Bin

Title: Director